Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Living Homeopathy International Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share ("Class A Ordinary Shares")	(1)	457(a)	2,875,000	$6.00	$17,250,000.00	0.0001381	$2,382.23
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share ("Class A Ordinary Shares")	(2)	457(a)	1,437,500	$6.00	$8,625,000.00		$1,191.11

Total Offering Amounts:							$25,875,000.00		3,573.34
Total Fees Previously Paid:									1,320.49
Total Fee Offsets:									0.00
Net Fee Due:									$2,252.85

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Offering Note(s)

(1)	Calculated based on an estimate of the proposed maximum offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Includes 562,500 Class A Ordinary Shares that may be issued upon exercise of an option granted to the underwriters to cover over-allotments, if any.

In accordance with Rule 416(a), we are also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Calculated based on an estimate of the proposed maximum offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with Rule 416(a), we are also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Includes 187,500 Class A Ordinary Shares that may be issued upon exercise of an option granted to the underwriters to cover over-allotments, if any.